Exhibit 5.1

February 21, 2025

WaFd, Inc.
425 Pike Street
Seattle, WA 98101

Re: Registration Statement on Form S-8 for the WaFd, Inc. 2025 Incentive Plan
Ladies and Gentlemen:
I am Senior Vice President, General Counsel of WaFd, Inc. (the “Company”), a Washington corporation, and as such have acted as counsel to the Company in connection with the preparation of this Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which is being filed with the Securities and Exchange Commission with respect to up to 3,250,000 shares of common stock, $1.00 par value per share, of the Company (the “Shares”), which may be issued pursuant to the WaFd, Inc. 2025 Stock Incentive Plan (the “Plan”).
I have examined the Registration Statement, the Plan and such documents and records of the Company, and I have made such inquiries of such officers and representatives, as I have deemed necessary or appropriate for the purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity of original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company.
Based upon and subject to the foregoing, I am of the opinion that any Shares issued by the Company pursuant to the Plan, upon registration by its registrar of such Shares and the due authorization and issuance thereof by the Company in accordance with the terms of the Plan and Washington law, and the receipt of consideration for such Shares in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable. This opinion is limited or expressed only to the laws of the state of Washington.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my name under the heading “Interests of Named Experts and Counsel” contained in the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Justin Monroe
Justin Monroe
Senior Vice President, General Counsel